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                                                                FINAL TRANSCRIPT

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   Thomson StreetEvents(SM)
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   CONFERENCE CALL TRANSCRIPT

   CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: MAY. 10. 2005 / 11:00AM ET
   EVENT DURATION: N/A

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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CORPORATE PARTICIPANTS

MARK OBERLE
Celanese Corporation - VP of IR

DAVID WEIDMAN
Celanese Corporation - CEO

CORKY NELSON
Celanese Corporation - CFO

CONFERENCE CALL PARTICIPANTS

KUNAL BANERJEE
Morgan Stanley - Analyst

GREGG GOODNIGHT
UBS - Analyst

NANCY TRAUB
CSFB - Analyst

KEVIN MCCARTHY
Banc of America Securities - Analyst

MICHAEL JUDD
Greenwich Consultants - Analyst

TUAN PHAM
Banc of America Securities - Analyst

MICHAEL BAUM
Deutsche Bank - Analyst

LAURENCE ALEXANDER
Deutsche Bank - Analyst

WENDY NICKERSON
Muzinich - Analyst

PRESENTATION

--------------------------------------------------------------------------------
OPERATOR

Good day ladies and gentlemen. Thank you for your patience and welcome to the first quarter 2005 Celanese Corporation earnings conference call. (Operator
Instructions). As a reminder, today's conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today's presentation, Mr. Mark Oberle, Vice President of Investor Relations. Please
proceed, sir.

--------------------------------------------------------------------------------
Mark Oberle  - Celanese Corporation - VP of IR

Thank you and welcome, everyone, to the Celanese Corporation first quarter 2005 financial results conference call on Tuesday May 10, 2005. My name is Mark
Oberle, Vice President of Investor Relations. On the call today are David
Weidman, Chief Executive Officer, and Corky Nelson, Chief Financial Officer. The
Celanese Corporation press release was distributed via Business Wire this morning and is also posted on our website, Celanese.com.

During this call, management may make forward-looking statements concerning, for example, Celanese Corporation's future objectives and results, which will be made under the Safe Harbor provisions of the Private Securities Litigation
Reform Act of 1995. These statements are based on the management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market, political and regulatory factors.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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More detailed information about these factors are contained in this morning's earnings release and in Celanese Corporation's filings with the Securities and
Exchange Commission. Celanese Corporation undertakes no obligation to update publicly or revise any forward-looking statements. Celanese Corporation's first quarter 2005 earnings release references the performance measures net debt, adjusted EBITDA, adjusted net earnings and adjusted basic earnings per share as
non-U.S. GAAP measures.

The most directly comparable financial measures presented in accordance with
U.S. GAAP in our financial statements for net debt is total debt. For adjusted
EBITDA, it is net earnings. For adjusted net earnings, it is net earnings or loss. For adjusted basic earnings per share, it is income available to common shareholders. For a reconciliation of our non-U.S. GAAP measures to U.S. GAAP figures, please see the Company's schedules to our earnings release and on our website.

This morning, David Weidman will review the performance of the Company and its businesses and Corky Nelson will provide an overview of the financials. Now I would like to turn the call over to David Weidman.

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DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Thanks very much. And to everyone, welcome to our first quarter earnings conference call. We are extremely excited about the terrific performance that we will be reporting on today, and we're delighted to be raising our EPS guidance for the year. This morning I would like to begin by briefly covering three significant accomplishments made during the first quarter, and then go on to review the spectacular results from our businesses. Corky will then provide more financial details and discuss our second-quarter and full year outlook.

Now on to the accomplishments. First Celanese had a terrific quarter with strong earnings performance and a substantially improved cash position. Our sales rose
21%, operating profit rose over 200%, spectacular results coming mainly on higher pricing and margins, driven by robust demand and high industry utilization. Our adjusted basic EPS came in at $0.87 per share, exceeding our guidance of $0.73 to $0.76 per share. And our adjusted EBITDA increased 61% to
$334 million.

We are delighted as well that sales and profitability increased in all of our businesses versus the same period last year. And this performance acceleration came from both improved market conditions and from the success of a number of growth in productivity projects in which our 10,000 Celanese associates were actively involved.

Second, in the quarter we bolstered our strong acetyls chain with a successful acquisition of the Vinamul emulsion business. A key element of our successful growth strategy is continued downstream expansion of our integrated acetyls chain. The Vinamul acquisition added over $60 million to our sales in the quarter, and integration is on track. We expect that Vinamul will not only enhance our profitability, but also help us moderate the cyclicality of our chemical business.

Third, several new leaders have joined our senior management team in the past few months. I believe that one of the strengths of Celanese is the good complementary mix of leaders we have. We draw upon experienced executives from within Celanese as well as leaders who bring to our Company a wealth of talents developed in other organizations. These new leaders who just joined us will help us steer our strategies for investments in China, investor relations, corporate governance and human resources.

Now I would like to move on and cover some highlights from the performances of our business. If you turn to page with Chemical Products, our Chemical Products business had another sterling quarter. As expected, robust demand continued
building from the strong fourth quarter 2004 momentum. Pricing increased considerably as industry capacity utilization ranged above 90% for most products. In this environment, we were able to more than offset higher raw material costs and expand margins substantially.

Now in this current quarter, we continue to see conditions similar to those in the first quarter. And as a consequence, we expect second quarter results to be in about the same range as the first quarter. As we mentioned on our last call with you, we are still taking a cautious view that the announced acetyls capacity expansions will come on-stream in the second half of 2005 as announced.
When this new capacity does come on-stream, the current tight supply/demand situation could temporarily ease. And as this occurs, we anticipate that our strong integrated chain of acetyl products will help insulate us from the impact.

Additionally, we also expect to benefit from the savings derived from our methanol sourcing contracts in the second half of this year. Now given these factors, we believe our chemicals business will continue to produce strong results in the second half of this year, although likely at lower levels than those in the first and second quarters.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Let's move on to Ticona. Our Ticona engineered plastics business had a very good quarter, improving profitability over last year considering the difficult environment, which was characterized by weaker end markets and escalating input costs. Volumes grew despite lower automotive builds in both Europe and the U.S.
We believe that this strong accomplishment underscores the strength of our global business footprint, and the success of our strategy of focusing on penetrating markets with new applications.

Productivity as well increased as a result of our programs over the past year which reduced sales, administrative and manufacturing costs. And we are pleased that overall pricing stabilized. Though it was flat year-over-year, pricing increased 5% sequentially, a result somewhat understated by product mix impacts.

Now going forward, we expect further success in implementing price increases to somewhat counter escalating raw material and energy costs for Ticona, and anticipate modest volume growth until there is an automotive resurgence. We will remain focused on our successful strategy of increasing the penetration in all markets by providing innovative solutions to our customers.

As another bit of good news, you might remember us mentioning at the end of last year and early into the first quarter, Ticona's Asian equity investments had experienced a pause in sales growth particularly in China. As of April and now into May, sales in this region have picked up substantially. We remind you that our Ticona investments, our joint ventures, had considerable value to Celanese, providing us with a substantial strategic position in Asia and an equal global footprint and leverage in technology developments.

Now let's move to acetate and Performance Products. Our acetate products business, a business we remind you that is in a process of undergoing a major remodeling, had strong results for the quarter. The two elements in this remodeling are number one, a major capacity expansion through its cost investments in China, and number two, consolidation of our North American manufacturing assets. We're happy to report that we are somewhat ahead of schedule on both fronts. We expect strong performance from acetate to continue this year as we evolve the business model. And then we further anticipate sustainable earnings increases in the 2006/2007 timeframe after various steps of the remodeling program are completed.

In Performance Products, our Nutrinova food ingredients business had a very good quarter. We are delighted with the results of the strategy of planned pricing declines coupled with volume growth that our team put in place several years ago in anticipation of the expiration of the major production patents. Demand was strong for our Sunett sweetener as a result of this strategy, the growth in the entire sweetener sector, and the success of our strategy of blending Sunett with other sweeteners. Pricing declines resulted from sales to large volume customers.

Now looking forward, based on the very strong results we have this quarter we are pleased to be upping our guidance for the full-year. We now expect full-year
2005 adjusted basic EPS to be between $1.79 and $1.87 per share, increased from the previous guidance we offered in March of $1.61 to $1.77 per share. With that, now let me turn it over to Corky to review the financial details and discuss our outlook.

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CORKY NELSON  - CELANESE CORPORATION - CFO

Thank you Dave. We are pleased with our performance this quarter. Our results reflect the strength of our businesses and a superb execution of our business strategies on the part of all of our associates. If you will turn first to the first slide for those that are following on the Web site, I will go over some key financials.

We delivered sales of a little over 1.5 billion in the first quarter this year, an increase of 21% from the same period last year, mainly due to higher pricing, volume growth, additional sales from our acquisition of the Vinamul emulsions business, and favorable currency effects. Although we reported a net loss of $10 million or $0.08 per share, our underlying performance was quite robust.

Included in these losses were special items that we outlined for you in our
March 23 guidance press release. These items included $102 million of expense in refinancing high yield debt, a $10 million payment to our sponsor for monitoring services and $35 million in fees to terminate these services. The cancellation fees are included in our $38 million special charges. [Editor's Note: The transcript has been edited to clarify that the special charges totaled $38 million for the first quarter this year.]

After deducting the $150 million of these unusual items, our adjusted basic EPS was $0.87 per share, which is above our guidance of $0.73 to $0.76 per share.
Adjusted EBITDA, another measurement of our underlying performance, rose 61% to
334 million in the quarter, compared to $208 million in the prior year, again reflecting the strength in our underlying business. The Celanese team is quite proud of these outstanding achievements.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Gross profit increased about $143 million. This was largely due to higher pricing, mainly in our Chemical Products segment which benefited from strong demand and high industry utilization. We also benefited from productivity improvements and lower depreciation resulting from purchase accounting adjustments and impairments we took last year. Even as we enjoy a very robust part of the cycle, we remain focused on improving the fundamental drivers of our business.

Selling, general and administrative expenses increased by $24 million to $161 million. Included in SG&A was a $10 million sponsor monitoring fee, a $10 million in higher amortization expense resulting from purchase accounting, and additional SG&A from the Vinamul acquisition. SG&A to sales was 10.7%, down from the 11.1% in the first quarter of 2004.

We also had higher costs in the quarter associated with the work we're doing in complying with Sarbanes-Oxley, and we were very successful in offsetting these costs with improvement in productivity. If you exclude the sponsor monitoring fee, which has been terminated going forward, SG&A to sales improved to 10% of sales. Our objective over the next three to four years is to reduce that to around 7.5% by controlling our spending and becoming more efficient.

Next let's turn to some key modeling assumptions. Special charges were higher than we guided in the first quarter, as we decided to classify the fee to terminate the sponsor monitoring services as a special charge because it is outside the normal course of our operations. As a result, our full-year guidance for special charges are higher, in the $65 to $85 million range, to reflect the inclusion of this item.

Interest expense was unusually high this quarter, as we paid $74 million in premiums and wrote off $28 million in accelerated amortization for the redemption of the $709 million in high yield debt. Excluding these refinancing costs and expenses, interest expense was about $74 million, which is in line with our new guidance of annualized interest expense of $290 to $300 million.
The related cash interest expense would be between $210 and $220 million. This takes into consideration all of the non-cash interest associated with the senior discount notes. Also I should point out that our effective tax rate for the quarter is 35% based on an annualized forecast of profit before tax.

Next I would like to turn to Other Activities segment. We are often asked, how do you model our activities in this segment? In the first quarter, we had an unusually high loss from continuing operations before tax and minority interest of $253 million. This figure included $102 million of refinancing expense and the $45 million of sponsor monitoring fees and related cancellation fees. The remaining $100 million or so includes our ongoing interest expense of a little over $70 million. The remaining $30 million is largely for corporate and administrative expenses. And you should think about a number somewhere in the middle -- in the mid 30's for the operating line in this area on an ongoing --
on a quarter basis.

Next let's turn to the equity and cost section or slides. Now I would like to review the performance of our continued robust equity and cost investments. As we have said over -- during the last call, our equity and cost investments are an integral part of our ongoing operations and extend our reach into Asia.

In the quarter we received about $50 million in dividends from our investments, which is more than double the amount we received last year. The dividends largely reflect strong performance in 2004 of our Ticona and Chemical Products affiliates. About one-third of this $50 million is attributed to a timing of payments. Keep in mind, we do not anticipate receiving 50 million each quarter going forward. In the year, we expect dividends will be in the range of $90 to
$100 million.

Next I would like to turn to our cash and debt position. We ended the quarter with total debt of a little over $3.4 billion. Cash and cash equivalents of over
$1.7 billion this quarter were temporarily high since they included $804 million dividends we paid to the holders of the Series B common stock on April 7.
Included in the cash was also $120 million we received in two transactions. One was the early contractual settlement of receivables from a prior divestiture, and the second from insurance recoveries relating to plumbing cases.

If you exclude the $804 million from dividends and approximately $450 million set aside for the ongoing tender offer of Celanese AG shares, we still had available cash of around or about $500 million, actually a bit more than our expectations at the beginning of the year, due to do strong operating performance and cost improvements achieved in the first quarter.

Our long-term goal, moving to the next slide, is to return the Company to investment-grade rating. Even with the debt levels we currently have, we continue to improve our cash position of the Company to cover operating requirements in our interest expense, and still are in a position to grow the business. As you will see from this slide, we do not have any major debt repayment until 2011, and thereafter until 2014. With this capital structure, we are confident that we can meet these objectives.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Before I move next to the outlook section, I would like to review with you two key areas of our strategy -- the restructuring of the acetate business and opportunities in our purchasing area for improving our cost position.

Dave briefly talked about the remodeling that we are right in the middle of in our acetate business. We have started to see real impact from this effort, as we are right on track with where we planned to be. We are exiting our non-strategic filament business. We're consolidating five plants to three. And we're reducing our work force by about 40%. At the same time, we are growing our business in
China and producing good quality results in the process.

We are extremely excited about the future prospects of this business, and can clearly see the value that we're creating in this new business model. In addition, we are examining ways that we can produce savings through our purchasing, from everything from pallets, Dave's favorite thing (ph), to the raw materials and in capital expenditures. We're targeting about $100 million of potential savings for this effort. We do not expect to see the full effect of these initiatives until the next 8 to 10 to 12 quarters.

Finally, what is our view on the remaining year? Based on the favorable first quarter results, as Dave mentioned we're increasing our full-year adjusted EPS to a range of $1.79 to $1.87, above the previous guidance of $1.61 to $1.77. We expect our basic EPS to be in the range of $0.55 to $0.75, an increase of the previous guidance of $0.35 to $0.63 that we provided in March.

Looking forward to the second quarter, we are expecting adjusted basic EPS between $0.36 and $0.41. Our basic EPS should be in the range of $0.30 to $0.35, a significant increase over the first quarter, primarily due to the absence of the 102 million of refinancing expense on lower special charges.

We expect the overall business model to remain strong, but we are taking cautious view, as Dave mentioned, in our guidance concerning the new acetyl capacity expected to come on in the second half of 2005. If we --if capacity expansion experiences any potential unforeseen delays, our results should be higher. As for adjusted EBITDA, we expect adjusted EBITDA for the full year to be about 20% to 25% better than 2004's results of $801 million, based on the actual results in the first quarter and our overall focus or forecast for the base business. For the second quarter, we expect adjusted EBITDA to be between
25% and 30% better than the second quarter of 2004 results of $187 million.

In conclusion, our Company-specific programs are on track. We continue to make excellent progress in the construction of our acetic acid plant in China. Our restructure of (indiscernible) acetate business is going quite well, and we continue to improve the fundamentals of the businesses through focused investments and the relentless pursuit of cost improvements.

With that, let me turn it back to Mark to open up the session for questions.

--------------------------------------------------------------------------------
MARK OBERLE  - CELANESE CORPORATION - VP OF IR

Thanks Corky. And Bill, if we can poll for questions, we would like to ask that everyone have one question and one follow on to give everyone a chance to get their questions asked and answered.

QUESTION AND ANSWER

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OPERATOR

(Operator Instructions). Kunal Banerjee, Morgan Stanley.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

Good morning. Just a couple of questions here. First on your acetyls chain performance, could you give us some color on the acetic acid versus VAM, versus your downstream? And I read somewhere about the acetic acid actually being stronger than VAM, which surprised me a little bit because the PTA situation in
China is pretty weak right now. And so I would be expecting weaker demand from the PTA segment for acid. If you could just comment on that. And related to that, the SOPO (ph) start up which seems to be on-again/off-again, if you could just give us an update on that.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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DAVID WEIDMAN  - CELANESE CORPORATION - CEO

I would be delighted to respond to that. In the first quarter, acetic acid, vinyl acetate monomer and our downstream derivatives -- the esters, polyols, they had very, very strong quarters and margin expansion. If I were to put flavor on it or color around it, it would be more regional than product-specific.

Asia demand was quite strong across the board. Margin expansion was quite strong. And as you are aware, in North America a lot of our products are on formula base. So we have strong demand there, but not the margin expansion we saw in Asia. Europe tended to be somewhat in the middle of it.

If we look, however, at the second quarter, we're seeing a modestly different dynamic in the second quarter. Acid demand continues to be strong in Asia. We came out at (ph) Golden Week last week and saw an immediate uptick in orders.
And I'm very excited about that very robust demand in both acetic acid and in vinyl acetate monomer. One note here is that in spite of the new capacity announcements, we have not seen substantial pre-marketing of these volumes, and market demand remains very robust and very strong.

SOPO continues to go up and down. It does have some effect on the market because of the uncertainty associated with that production capacity. That tends to be
Asia, more specifically Chinese-directed, and it is having a favorable effect upon pricing.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

Just a follow-up -- no weakness on the PTA side of your acid demand out of either Singapore or whatever acid you are supplying into the Asian Basin there?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

No, we've not seen it. We read about it as you read about it, but so far we have not seen any weakness in demand from that or anything else.

--------------------------------------------------------------------------------
OPERATOR

Gregg Goodnight, UBS.

--------------------------------------------------------------------------------
GREGG GOODNIGHT  - UBS - ANALYST

Good morning. The acetic acid startups in China, could you give us a brief rundown? There was a Yangtze River, the BP, and you had already mentioned the
SOPO. But there is also an expansion in Iran. So could you give us a brief update on where these startups are?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Well, we can give you a high-level overview of it from our perspective. Our view, frankly, in our business and in our forecasting is that we're going to assume that these plants will start up when they are announced to start up. We have been told that is somewhat of a cautious view on when acetyl capacity would come on. That is the view we take. We think it is prudent, because we want to have our businesses focused on those things that are controllable and not the uncontrollables out there.

Obviously if the current announcements and the expected timelines slip for whatever reason and do not come about, there is going to be a change and an improvement in our forecast results. So on that basis, I would have to say that we are assuming these are all going to come on as announced. Our information is somewhat speculative.

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GREGG GOODNIGHT  - UBS - ANALYST

I guess the next one -- BP in July is the next critical one or -- and you're assuming that will come on as planned?

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Yes, that is our assumption.

--------------------------------------------------------------------------------
GREGG GOODNIGHT  - UBS - ANALYST

Question -- your diluted share count, what should we be using for that now in the first quarter and then going forward?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Again, in that area we would suggest that, again, you can make the calculation yourself. But the preferred conversion is about 12 million shares and options that are outstanding are about 11.3 million.

--------------------------------------------------------------------------------
OPERATOR

Nancy Traub, CSFB.

--------------------------------------------------------------------------------
NANCY TRAUB  - CSFB - ANALYST

Good morning. It looks like your guidance for the second quarter is down quite a bit from the first, your adjusted EBITDA. And I wondered what were the key factors there?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Let me give you a quick walk from the adjusted basic EBITDA of about $0.87 that we achieved in the first quarter to the $0.38, which is about in the midrange of the $0.36 to $0.41 that we talked about in our second quarter guidance. Of those changes, there are about two or three items that were noted. They are about --
$0.33 of that was tax related. $0.08 came from a dividend that would not reoccur in the second half, and some timing of some acetate deliveries. And there is about $0.08 related to other items. And about two-thirds of the decrease in adjusted basic EPS effectively is tax-related between quarters at the adjusted basic EPS levels. The other third relates to the business-related issues.
[Editor's Note: The transcript has been edited to clarify that the Company previously presented second quarter guidance on adjusted basic EBITDA to be in the midrange of $0.36 to $0.41.]

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NANCY TRAUB  - CSFB - ANALYST

Did you have that on a table here?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

No it is not, but we can certainly walk you through that on a sidebar and get additional information out on that.

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OPERATOR

Kevin McCarthy, Banc of America Securities.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Good morning Dave. You previously announced some price increases, I believe
$0.05 for the acetic acid for April 1st and $0.04 for VAM. Could you comment on how much of those proposed increases you were able to realize, if any?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Kevin, I will comment broadly. We have enough somewhere between 5% and 15% on various products in the chain. And as we looked at the announcements we have had, this is the middle of May and we've had some success in getting them up.
Again, varies by region somewhat; Asia is a little bit stronger than it is in
Europe or North America. But overall, I would say that we will see price increase going from -- on a sequential basis Q1 to Q2.

--------------------------------------------------------------------------------
KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

And Corky, a clarification if I may on the various charges that you took, the
$150 million aggregate amount, is that a pre-tax number? And if that is correct, what would the associated after-tax number be with those charges?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

That is a pre-tax number. And again, it is difficult to look at what the after-tax effect -- (indiscernible) some of those items are not deductible depending on the tax jurisdiction they are in. That gets into the earlier question that was asked about the walk from 80 from the first quarter to the second quarter. Again, I will need to get back with you on that in a little bit more detail on how to walk you through that.

--------------------------------------------------------------------------------
KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

Okay. But conceptually, you are accruing at a 35% tax rate in the first quarter. Would that be a good rate to use for the year as well?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Yes. That has been our guidance for full year is about 35%.

--------------------------------------------------------------------------------
OPERATOR

Michael Judd, Greenwich Consultants.

--------------------------------------------------------------------------------
MICHAEL JUDD  - GREENWICH CONSULTANTS - ANALYST

Good morning. A question about the engineering plastics business. Given the slowdown for certain companies in the North American auto market, can you just comment about how much business do you do with let's say Japanese versus domestic producers in the U.S.? And just in general, a little bit more detail about that business in terms of the underlying volume drivers --.

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

We do about half of Ticona overall in both Europe, Asia and North America goes to the automotive space. And I would underscore here that our strategy is continued penetration, putting more pounds on every car that is produced. North
America, we have a very balanced mix of industry (ph) customers. Our products end up on a fairly balanced base to the transplants, the former big three. And we go into a variety of (indiscernible) applications.

Now we think it is substantial that even though automotive production in Europe was down somewhere between 4% and 5%, about the same in North America, that our volume grew 2% in the quarter. Given the headwinds there, that validates in our minds the business model we have is adding innovation, new applications and penetrating automotive and the other markets that we're in.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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MICHAEL JUDD  - GREENWICH CONSULTANTS - ANALYST

Terrific, thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Tuan Pham, Banc of America Securities.

--------------------------------------------------------------------------------
TUAN PHAM  - BANC OF AMERICA SECURITIES - ANALYST

Just a quick question, do you have a targeted debt reduction figure in mind, say by the end of this year or next?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

We do not have anything scheduled or planned out. Obviously, as we've talked about before, the three or four major areas we're focusing on is generating free cash flow to give us the capacity to continue to reinvest and keep our assets in a cutting edge state, and competitive and safe. In addition we have to look at potential bolt-on opportunities that works in and supports the growth of the business and debt restructuring. But our long-term objective is in a move towards investment-grade. And we will be looking at debt reduction on a going forward basis here the balance of the year.

--------------------------------------------------------------------------------
TUAN PHAM  - BANC OF AMERICA SECURITIES - ANALYST

So it sounds like you're looking at it primarily not on an absolute basis, but more of a leverage basis?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

That is right. We've not given any guidance at this time on our planned reduction of debt. But it is one of the three or four high priorities in the
Company, to deleverage the Company going forward.

--------------------------------------------------------------------------------
TUAN PHAM  - BANC OF AMERICA SECURITIES - ANALYST

Just quickly, it seems as though there is a lot of growth coming out of your
Asian JVs. Is there any plan or anything to maybe eventually consolidate the entities, especially since that seems pretty low there?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

We're continuing from a tax and operating point of view to look at consolidating some of the acetate businesses in China. But as it relates to the other businesses where we have different joint venture partners and affiliate relationships, it is difficult to do that consolidation. But I also should point out, given our long experience in China, our acetic acid project and initiative is a 100% owned initiative, and we're doing that going forward.

--------------------------------------------------------------------------------
OPERATOR

Michael Baum, Deutsche Bank.

--------------------------------------------------------------------------------
MICHAEL BAUM  - DEUTSCHE BANK - ANALYST

I just wondered whether or not you had any update on developments with respect to the Acetex acquisition?

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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DAVID WEIDMAN  - CELANESE CORPORATION - CEO

No we do not. Michael, we do not have an update on that. We are -- it is in regulatory review. We're optimistic. We believe there is a compelling case for
it. But we do not have an update at this time.

--------------------------------------------------------------------------------
OPERATOR

(Operator Instructions). Nancy Traub, CSFB.

--------------------------------------------------------------------------------
NANCY TRAUB  - CSFB - ANALYST

Hi. I know David mentioned earlier that there was robust demand for chemicals.
But if you look at your charts, table 2 has the volumes down 1%. Can you walk us through that?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Sure, I would be delighted to. There are a couple of businesses that we exited in the last year, the acrylates business that we sold to Dow Chemical. We had a few weeks in 2004 that we comped against. In addition to that, there was a formaldehyde business in Canada that was not a profit-maker. We exited that business -- a lot of tons, but not a lot of profit.

When you factor those out we still only showed a modest volume growth. Now that underscores that Celanese has been in a sold out position or near sold out position for a period of time. And we are bumping capacities right now and have the opportunity to move our products to the highest profit area.

One of the strengths of the business, Nancy, as you know, is that we have a lot of optionality in this business. We can sell acetic acid at market, we can upgrade it to VAM. We can take VAM and upgrade that into an emulsion acquisition or PVOH. We can take acid and put it into esters. We can move it regionally. So this is a delightful time for us, because we have this ability to take the scarce resource and move it to the position that gets the highest profitability.

--------------------------------------------------------------------------------
NANCY TRAUB  - CSFB - ANALYST

And the other number, does that also include Vinamul?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Yes, that is right. We will be breaking that out for the first year.

--------------------------------------------------------------------------------
OPERATOR

Laurence Alexander, Deutsche Bank.

--------------------------------------------------------------------------------
LAURENCE ALEXANDER  - DEUTSCHE BANK - ANALYST

Good morning. Can you discuss briefly for your non-chemical segments, so for acetate and Ticona in particular how you see the seasonality breaking down over
Q3 and Q4 compared to Q1 and Q2?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Yes. Let me take Ticona first. Ticona has a seasonality from a volume standpoint. Demand normally is stronger in the first half of the year than the second half of the year. Now there is -- that is a normal year, and we are frankly not predicting at this time what the seasonality would be. But if you're modeling overall, you tend to see a normal higher first half of the year than second half of the year. The fourth quarter it is the weakest as customers have inventory control, and that tends to be the weakest quarter.

Acetate does not have a pattern that is a seasonal pattern. It is fairly lumpy, and that lumpiness is attributed largely to shipments to China. They tend to take a lot of product. At one point in time, there was a substantial amount of
China shipment in the first quarter this year, which is one of the reasons that the volume is up on a year-over-year basis.

--------------------------------------------------------------------------------
OPERATOR

Kevin McCarthy, Banc of America Securities.

--------------------------------------------------------------------------------
KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

 Good morning. I was wondering if you could comment on whether or not you have any maintenance turnaround activities planned in your acetyl product lines for the balance of the year?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

Generally, we do not comment on that type of granularity in these calls. We take maintenance turnaround in all of our business -- Ticona, acetyl, all of the chains. And only when they are is significant from an earnings standpoint would we comment on it. Beyond that, I would say that if you asked in the marketplace, what we are telling them -- the markets and our customers, there are outages that would -- in Asia for us in the second half of the year. All of that has been factored into the guidance that we have given.

--------------------------------------------------------------------------------
KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

 Okay that is helpful. And then would you update us, please, on your divestiture activity with regard to COC and fuel cells?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

 Very good. We're close to closing the fuel cells, and we're very actively involved in COC in looking at and studying that opportunity. As we announced, that is a non-strategic focus going forward. And we are studying all options and alternatives, including shutting the business down. But at this point in time, we have not made any decisions.

--------------------------------------------------------------------------------
KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

Finally, I noticed with several of your businesses you noted unfavorable currency effect. What would the contribution be to the top line and to earnings per share from FX this quarter?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Let me get back with you on that here later in the call. I will quickly pull that out. It is not significant or material.

--------------------------------------------------------------------------------
OPERATOR

Wendy Nickerson, Muzinich. (ph)

--------------------------------------------------------------------------------
WENDY NICKERSON  - MUZINICH - ANALYST

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Can you comment on your plans for your cash balance related to the minority interest or acquisitions or otherwise?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Can you repeat the question? You were not quite picked up.

--------------------------------------------------------------------------------
WENDY NICKERSON  - MUZINICH - ANALYST

Could you comment on your plans for your cash balance related to either minority interest, acquisitions or otherwise?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

We think it is prudent to set aside the amount of cash that is involved with the extended offer to repurchase those shares. And we will continue to keep that earmarked for that initiative on an ongoing basis. So that $450 million amount is there, and we will use that and have that earmarked for that initiative going forward. Does that answer the question?

--------------------------------------------------------------------------------
WENDY NICKERSON  - MUZINICH - ANALYST

I guess I was looking -- (inaudible) I'm sorry. It looks like your cash balance after you -- it is still over $900 million, is that right, after you pay out the dividend in April. So what is the difference or what plans for the -- (multiple speakers)

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

After you take our net cash position after reducing the dividend, setting aside the $450 million or so of earmarked -- set-aside for the repurchase of the CAG shares, there is about $450 to $500 million in cash outstanding. And again we will continue, as we discussed before, looking at all options and alternatives relating to deleveraging the Company, to addressing any dividend activities in going forward for the common shareholders, as well as looking at maintenance
CapEx and focus on keeping our assets at a safe state going forward. And again, emphasizing -- continue to look at bolt-on acquisition growth opportunities.

--------------------------------------------------------------------------------
WENDY NICKERSON  - MUZINICH - ANALYST

Is looking at dividends for your common shareholders one of the three or four key -- (multiple speakers).

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

Certainly. As we discussed on the roadshow in one of the recent registration statements, there is a commitment that we made which will be reviewed by the
Board at the upcoming June 1st board meeting.

--------------------------------------------------------------------------------
OPERATOR

(Operator Instructions). Kunal Banerjee, Morgan Stanley.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

Thank you. Just thinking about the VAM increases in North America here. Most of your pricing is off of a formula, and with ethylene going down, should we think about a tempered VAM increase or would you still be expecting an increase if you're able to push your acetic acid prices up here?

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

It is a fairly balanced view when you go through and think about the raw material inputs to the formula. You certainly have ethylene that is weakening somewhat. The other inputs on the formulas are heading up. You have got fuel and some of the other things. I think the important thing, though, is that the margin is relatively steady, independent of pricing.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

And then just a quick question on oxos. I noticed you had some price increases out there for butanol, etc. That is a business that two years ago was on the ropes, prompting your restructuring in Europe. Is the North American market today stronger in oxos? Is it up above cash breakeven? And is there difference between North American fundamentals for oxos and European fundamentals? And would you look for oxos to start doing better with propylene also coming up in the second quarter?

--------------------------------------------------------------------------------
DAVID WEIDMAN  - CELANESE CORPORATION - CEO

That is a great question. Let me try to break the answer into three parts. We have a substantial amount of oxo that we use for internal use, in our acetate esters and also some acrylate esters. The easing of propylene should benefit us in the internal consumption that we have.

Second, we have pieces of our business that are similar to what we have in North
America, more formula-based contracts. So any market effect would be washed away because of the formulas that are in place.

The third thing I'd talk about is the European restructuring. And we do have a joint venture in Europe with Degussa. It has about $400 to $500 million in revenue. That joint venture is benefiting from the stronger overall oxo market.
It is an improving market. But those effect come through on a very diminished basis on our income statement.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

Lastly, Corky, just on that adjusted EBITDA walk on table 11 of your release, just questioning -- or just had clarification on the way you itemize the several items. First of all, the severance and other restructuring charges not included in special charges, I know that is a small number but what was the logic behind itemizing in that way? And then the unusual and nonrecurring items, again, small number -- but any color on what those may be?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

No, again they're small items. And included in that special item a 38 was the
-- the 35 of the sponsor cancellation fee.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

So there's only 3 million of other special charges, which means where does the acetate restructuring come in? Or is that not going to be a big charge?

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

A large part of that, as you may recall, came on the last quarter of last year.
So that will minimally be carried over in this first quarter.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

So the balance of the 30 to 50 if I am reading this right, if you take out the
35 of sponsor termination, you have another 30 to 50 to come. How should we be thinking of that and going through the next 3 quarters here?

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

I would basically look at that evenly over the next 3 quarters.

--------------------------------------------------------------------------------
KUNAL BANERJEE  - MORGAN STANLEY - ANALYST

Thank you.

--------------------------------------------------------------------------------
CORKY NELSON  - CELANESE CORPORATION - CFO

One other item that I want to a follow-up on is the foreign exchange question.
As I anticipated, it's a minimal effect on earnings. And in fact, the delta difference between the gains and losses do not vary more than $1.5 million or $2 million each. So on a net basis, it is very minimal. And with that, I will turn it back to Mark to conclude the call today.

--------------------------------------------------------------------------------
MARK OBERLE  - CELANESE CORPORATION - VP OF IR

Great. Can we confirm that we have no more questions at this time?

--------------------------------------------------------------------------------
OPERATOR

You're all set. I will turn the call back over to you.

--------------------------------------------------------------------------------
MARK OBERLE  - CELANESE CORPORATION - VP OF IR

Thank you very much. I would like to thank everyone for their participation and interest in Celanese. If you have any further questions, please feel free to give myself or Andrea Stine a call in the investor relations area and we will be more than happy to answer them for you. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Thank you very much and thank you ladies and gentlemen for your participation in today's conference call. This concludes the presentation and you may now disconnect. Have a good day.

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MAY. 10. 2005 / 11:00AM, CE - Q1 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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